Exhibit 99.1

ViewRay Reports Fourth Quarter and Full Year 2017 Financial Results

Achieved Record Levels of Revenue, Gross Orders and Backlog for Fourth Quarter and Full Year

Introduces 2018 Revenue Guidance of $80-$90 Million

CLEVELAND, OH March 12, 2018 — ViewRay, Inc. (Nasdaq: VRAY) today announced financial results for the fourth quarter and full year ended December 31, 2017.

Full Year 2017 Highlights:

•	Total revenue of $34.0 million, primarily from six revenue units, up from $22.2 million, primarily from four revenue units, in 2016.
•	Received new orders for MRIdian Systems totaling $113.6 million, up from new orders totaling $77.0 million in 2016.
•	Total backlog grew to a record $203.6 million, as of December 31, 2017, up from $133.2 million, as of December 31, 2016.

Fourth Quarter 2017 Highlights:

•	Total revenue of $19.9 million, primarily from four revenue units, up from $16.1 million, primarily from three revenue units, in Q4 2016.
•	Received new orders for MRIdian Systems totaling $34.1 million, up from new orders totaling $24.3 million in Q4 2016.

Financing:

•	On March 5, 2018, the Company closed a direct registered equity offering with an affiliate of Fosun International Limited for aggregate gross proceeds of approximately $59.1 million.

“2017 was a pivotal year for ViewRay, during which we received FDA clearance for the MRIdian Linac and generated substantial growth in new orders and backlog, and recognized revenue for six MRIdian Linac systems,” said Chris A. Raanes, president and chief executive officer of ViewRay. “We are well positioned in 2018 to drive continued growth in new orders and installations of our MRIdian Linac System.”

Financial Results

Total revenue for the fiscal fourth quarter ended December 31, 2017 was $19.9 million, compared to $16.1 million for the same period last year. Total revenue for the full year 2017 was $34.0 million, compared to $22.2 million for the full year 2016.

Cost of product revenue was $15.2 million for the fiscal quarter ended December 31, 2017, compared to $17.0 million for the same period last year. Cost of product revenue was $25.5 million for the full year 2017, compared to $23.9 million for the full year 2016.

Total gross profit (loss) for the fiscal quarter ended December 31, 2017 was $4.3 million, compared to $(1.2) million for the same period last year. Total gross profit (loss) for the full year 2017 was $6.3 million, compared to $(3.6) million for the full year 2016.

Total operating expenses for the fiscal quarter ended December 31, 2017 were $17.1 million, compared to $9.3 million for the same period last year. Total operating expenses for the full year 2017 were $54.5 million, compared to $40.5 million for the same period last year.

Net loss for the fiscal quarter ended December 31, 2017 was $(24.6) million, or $(0.38) per share, compared to $(11.0) million, or $(0.25) per share, for the same period last year. Net loss for the full year 2017 was $(72.2) million, or $(1.23) per share, compared to $(50.6) million, or $(1.26) per share, for the full year 2016.

ViewRay had total cash and cash equivalents of $57.4 million at December 31, 2017.

Financial Guidance

For the full year 2018, ViewRay anticipates total revenue to be in the range of $80 million to $90 million.

Conference Call and Webcast

ViewRay will hold a conference call on Monday, March 12, 2018 at 8:30 a.m. ET / 5:30 a.m. PT to discuss the results. The dial-in numbers are (844) 277-1426 for domestic callers and (336) 525-7129 for international callers. The conference ID number is 7167178. A live webcast of the conference call will be available on the investor relations page of ViewRay’s corporate website at www.viewray.com.

After the live webcast, a replay of the webcast will remain available online on the investor relations page of ViewRay’s corporate website, www.viewray.com, for 14 days following the call. In addition, a telephonic replay of the call will be available until March 19, 2018. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the conference ID number 7167178.

About ViewRay

ViewRay®, Inc. (Nasdaq: VRAY), designs, manufactures and markets the MRIdian® radiation therapy system. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian’s high-definition MR was purposely built to deliver high-precision radiation without unnecessary beam distortion, and consequently, help to mitigate skin toxicity and other safety concerns that may otherwise arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the rate of new orders, upgrades and installations, ViewRay’s financial guidance for the full year 2018 and ViewRay’s conference call to discuss its fourth quarter and full year 2017 financial results. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize MRIdian Linac System, demand for ViewRay’s products, the ability to convert backlog into revenue, and the timing of delivery of ViewRay’s products, the timing, results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Investor Relations:	Media Enquiries:
Ajay Bansal	Michael Saracen
Chief Financial Officer	Vice President, Marketing
1-844-MRIdian (674-3426)	Phone: +1 408-242-2994
Email: media@viewray.com

VIEWRAY, INC.

Consolidated Statements of Operations and Comprehensive loss

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Gross Orders	$34,125	$24,270	$113,585	$77,050
Backlog	$203,625	$133,160	$203,625	$133,160

Revenue:
Product	$19,100	$15,315	$30,458	$20,555
Service	701	691	3,109	1,504
Distribution Rights	119	119	475	178
Total revenue	19,920	16,125	34,042	22,237
Cost of revenue:
Product	15,166	17,028	25,488	23,897
Service	464	264	2,222	1,969
Total cost of revenue	15,630	17,292	27,710	25,866
Gross margin	4,290	(1,167)	6,332	(3,629)
Operating expenses:
Research and development	4,928	2,425	14,709	11,442
Selling and marketing	2,959	1,350	8,412	5,601
General and administrative	9,259	5,566	31,375	23,503
Total operating expenses	17,146	9,341	54,496	40,546
Loss from operations	(12,856)	(10,508)	(48,164)	(44,175)
Interest income	2	—	5	2
Interest expense	(1,875)	(1,785)	(7,247)	(5,951)
Other (expense) income, net	(9,917)	1,286	(16,770)	(512)
Loss before provision for income taxes	$(24,646)	$(11,007)	$(72,176)	$(50,636)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(24,646)	$(11,007)	$(72,176)	$(50,636)
Net loss per share, basic and diluted	$(0.38)	$(0.25)	$(1.23)	$(1.26)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	65,559,744	43,502,692	58,457,868	40,068,307

VIEWRAY, INC.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$57,389	$14,198
Accounts receivable	20,326	4,200
Inventory	19,375	8,082
Deposits on purchased inventory	7,043	2,522
Deferred cost of revenue	13,696	3,909
Prepaid expenses and other current assets	4,862	3,023
Total current assets	122,691	35,934
Property and equipment, net	11,564	11,560
Restricted cash	1,143	1,143
Intangible assets, net	78	97
Other assets	235	30
TOTAL ASSETS	$135,711	$48,764
LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$11,014	$4,980
Accrued liabilities	7,207	6,334
Customer deposits	17,820	19,400
Deferred revenue, current portion	20,151	6,515
Total current liabilities	56,192	37,229
Deferred revenue, net of current portion	3,238	3,918
Long-term debt	44,504	44,290
Warrant liability	22,420	2,723
Other long-term liabilities	7,370	4,257
TOTAL LIABILITIES	133,724	92,417
Commitments and contingencies
Stockholders’ equity (deficit):
Convertible Preferred stock, par value $0.01 per share; 10,000,000 shares authorized at December 31, 2017 and December 31, 2016; no shares issued and outstanding at December 31, 2017 and December 31, 2016	—	—
Common stock, par value of $0.01 per share; 300,000,000 shares authorized at December 31, 2017 and December 31, 2016; 67,653,974 and 43,581,184 shares issued and outstanding at December 31, 2017 and December 31, 2016	666	426
Additional paid-in capital	321,174	203,598
Accumulated deficit	(319,853)	(247,677)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	1,987	(43,653)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$135,711	$48,764